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                                                                   EXHIBIT 10.28


                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is dated as of September 23, 1999, among INTERNAP NETWORK SERVICES CORPORATION ("Borrower"), whose address is Two Union, 601 Union Street, Suite 1000, Seattle, Washington 98101-4064, and whose facsimile number is (206) 264- 1832, DAVID CORNFIELD, DAN NEWELL, RICHARD SAADA, PAUL CANNIFF, ROBERT J. LUNDAY, JR., TODD WARREN AND ROBERT D. SHURTLEFF, JR. (collectively, "Lenders"; individually, a "Lender") and S. L. PARTNERS, INC., as agent for the Lenders ("Agent"), whose address is: 422 34th Avenue South, Seattle, Washington 98144, and whose facsimile number is (206) 709-1485.

                                    RECITALS

        WHEREAS, Lenders have agreed to make available to Borrower a credit facility upon the terms and conditions set forth in this Agreement;

        NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein the parties agree as follows:

1.      TERMS AND DUTY TO ACT REASONABLY

        The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Lenders and Agent a duty to act reasonably at all times.

2.      LOAN AND TERMS OF PAYMENT

        2.1     LOANS.

        Borrower will pay to Agent on account of Lenders the unpaid principal amount of all Loans and interest on the unpaid principal amount of the Loans when due.

                2.1.1   MAKING OF LOANS.

                        (a) Subject to the terms and conditions set forth in this Agreement, from the date hereof through December 31, 1999, each Lender agrees to make loans (the "Loans") to Borrower in an aggregate principal amount up to the amount of such Lender's Commitment. Within each Lender's Commitment, such Lender will fund his Pro Rata Share of each funding request, as described in Section 2.1.1(c) below. No Lender shall be obligated to fund more than his Pro Rata Share of any funding request or to make Loans in an aggregate principal amount in excess of his Commitment.

                        (b) Borrower may draw or make multiple draws at any time before December 31, 1999, upon ten (10) Business Days' written notice to the Agent in the form of Exhibit A hereto signed by a Responsible Officer. Each funding request shall specify the amount to be borrowed (which shall not be less than $1,000,000; provided, however, that if the then available funding under the Committed Line is less than $1,000,000, then the funding request may be for such lesser amount) and the date of the requested funding (which shall be no earlier


                                       1.
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than the tenth (10th) Business Day following the date on which such notice is received by the Agent).

                        (c) Each Lender will severally fund his Pro Rata Share of each funding request made by Borrower by depositing, no later than five
(5) Business Days prior to the proposed funding date, his Pro Rata Share in immediately available funds into an account maintained by the Agent. Upon satisfaction of all conditions to funding set forth in Sections 3.1 and 3.2, as applicable, the Agent will make available to the Borrower the amount of the draw no later than the close of business on the funding date.

                        (d) In the event any Lender (a "Defaulting Lender") fails to fund his Pro Rata Share of a borrowing (the "Unfunded Amount") five (5) Business Days prior to the funding date, the Agent shall on the next Business Day notify by telephone each other Lender (a "Non-Defaulting Lender") of such failure and offer such Non-Defaulting Lenders the opportunity to fund the Unfunded Amount, pro rata based on the ratio of the outstanding principal amount of each such Non-Defaulting Lender's Loans to the aggregate outstanding principal amount of all Loans made by Non-Defaulting Lenders (or, if no Loans are at the time outstanding the ratio of each Non-Defaulting Lender's Commitment to the Commitments of all Non-Defaulting Lenders). If, by the close of business on the second (2nd) Business Day following such telephonic notice, less than all of the Non-Defaulting Lenders notify the Agent that they desire to fund pro rata the Unfunded Amount, the Agent shall offer to any one or more Non-Defaulting Lenders the opportunity to fund on the funding date all or a portion of the Unfunded Amount.

                        (e) The principal amount of the Loans, and all other Obligations, if not prepaid in advance, are payable on the Maturity Date, together with accrued interest thereon.

                        (f) Each Lender's Loans shall be evidenced by a convertible promissory note in substantially the form of Exhibit B hereto, dated the date hereof and in the principal amount of such Lender's Commitment.

                        (g) The Loans shall be used for ordinary working capital requirements of Borrower.

        2.2     OVERADVANCES.

        If Borrower's Obligations under Section 2.1.1 exceed the Committed Line, Borrower must pay Agent the excess within five (5) Business Days after written notice thereof, together with accrued interest on the amount so prepaid.

        2.3    INTEREST RATE, PAYMENTS.

                        (a) Interest Rate. Each Loan will accrue interest on the outstanding principal balance at a per annum rate of two percent (2%) above the Prime Rate in effect on the date such Loan was made, provided, however, that if Borrower fails to pay all Obligations upon the Maturity Date, each Loan will accrue interest thereafter on the outstanding principal balance at a per annum rate of seven percent (7%) above the Prime Rate in effect on the date such Loan was made. Interest is computed on a 360-day year for the actual number of days elapsed.


                                       2.
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                        (b)     Payments. Interest due on the outstanding
principal of each Loan is payable on the Maturity Date or on any date on which all or any portion thereof is prepaid.

                        (c) Interest Rate Limitation. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

        2.4     FEES.

        Borrower will pay all reasonable out-of-pocket expenses of Agent (including reasonable fees and expenses of one counsel to Agent and Lenders) incurred in connection with preparation of the Loan Documents. Borrower will reimburse Agent for all reasonable out-of-pocket expenses incurred by Agent in connection with the administration of the Loans and the Committed Line or the enforcement, on behalf of the Lenders, of the Lenders' rights thereunder (including reasonable legal fees). No commitment fee will be payable by Borrower.

        2.5     PREPAYMENT.

                        (a) Optional Prepayment. Borrower may prepay all or part of the Obligations at any time without penalty or premium, together with accrued interest thereon. Amounts prepaid may not be reborrowed.

                        (b)     Mandatory Prepayment.

                                (i)     The entire principal amount of all Loans
outstanding, together with all accrued interest thereon and any other Obligations owing hereunder, shall be subject to mandatory prepayment by Borrower within five (5) Business Days after (1) the closing of the Borrower's initial public offering, (2) the closing of any Private Equity Financing that, together with the gross proceeds of any previous Private Equity Financing, results in cumulative gross proceeds to Borrower of $20,000,000 or more or (3) the occurrence of a Change of Control.

                                (ii)    The principal amount of the Loans
outstanding, together with all accrued interest on the amount so prepaid, shall be subject to mandatory prepayment by Borrower, in part, within five (5) Business Days after the closing of any Private Equity Financing (other than any Private Equity Financing described in clause (2) of Section 2.5(b)(i), in which case Section 2.5(b)(i) shall apply) in an amount equal to 25% of the gross proceeds of such Private Equity Financing.

                                (iii)   Amounts prepaid may not be reborrowed.


                                       3.
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        2.6     TERMINATION OF CREDIT AGREEMENT.

        This Agreement, the Committed Line and the Commitments of the Lenders shall terminate (a) if no Loans are made hereunder, on the first to occur of December 31, 1999 and the closing of the Borrower's initial public offering or
(b) if Loans are made hereunder, upon irrevocable payment in full of all of the Obligations.

3.      CONDITIONS OF LOANS

        3.1     CONDITIONS PRECEDENT TO INITIAL ADVANCE.

        The funding of the first Loans is subject to fulfillment of the following conditions to the reasonable satisfaction of the Agent and the
Lenders:

                        (a) Borrower, Lenders and Agent have entered into the Loan Documents in form and substance reasonably satisfactory to Lenders and Agent;

                        (b) All representations and warranties in the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                        (c) No Default or Event of Default has occurred and is continuing;

                        (d) All governmental consents required for the borrowing of the Loans or the performance of Borrower's obligations under the Loan Documents have been obtained and are in full force and effect;

                        (e) The consent of Silicon Valley Bank to the execution and delivery of the Loan Documents and to the payment of all outstanding Loans, upon completion of any debt or equity funding (excluding equipment financing transactions), prior to the paydown of Borrower's existing debt facilities with Silicon Valley Bank has been obtained and is in full force and effect;

                        (f) All other consents or approvals of third parties required for the borrowing of the Loans or the performance of Borrower's obligations under the Loan Documents have been obtained and are in full force and effect;

                        (g) The 1999 Warrants have been executed by Borrower and delivered to the Agent;

                        (h) Borrower shall have delivered to the Agent (x) a certificate executed by Borrower's chief financial officer (1) to the effect that the borrowing of the Loans and the expenditure of the proceeds thereof for the purposes described in Section 2.1.1(g), after giving effect to any other borrowings hereunder, will not result in a breach of any provision of the Amended and Restated Loan and Security Agreement dated June 30, 1999 between Silicon Valley Bank and Borrower and, in the case of the financial covenants in
Section 6.7 thereof, accompanied by calculations demonstrating Borrower's continuing compliance therewith or (2) if such borrowing and expenditure would result in such a breach, describing such breach, and (y) in the case of any certificate referred to in the foregoing clause (x)(2), a letter from Silicon


                                       4.
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Valley Bank in form and substance reasonably satisfactory to the Agent waiving all defaults arising from such breach; and

                        (i) Borrower shall have delivered such certificates and other documents as the Agent may reasonably request to confirm or evidence the foregoing.

        3.2    CONDITIONS PRECEDENT TO ALL SUBSEQUENT ADVANCES.

        The funding of any subsequent draw request is subject to fulfillment to the reasonable satisfaction of the Agent of the conditions identified in clauses
(b), (c) and (h) of Section 3.1 above.

4.      ISSUANCE OF WARRANTS.

        4.1    ISSUANCE OF WARRANTS.

                        (a) Borrower shall issue to Agent, on the Closing Date, a warrant to purchase 100,000 shares of Borrower's stock (subject to the adjustments, terms and conditions set forth in such Warrant) in substantially the form attached hereto as EXHIBIT C (the "1999 Warrants").

                        (b) If and only if Borrower extends the Maturity Date for six (6) months from the otherwise applicable date in accordance with the definition of "Maturity Date" set forth in Section 17 hereof, which decision shall be at Borrower's sole discretion, and as a condition precedent to such six-month extension, Borrower shall issue to Agent a warrant to purchase an additional 100,000 shares of Borrower's stock in substantially the form attached hereto as EXHIBIT C (the "2000 Warrants"; and together with the 1999 Warrants, the "Warrants").

                        (c) The 1999 Warrants will expire on December 31, 2004 and the 2000 Warrants will expire on the fifth anniversary of their date of issuance.

                        (d) The Warrants will be initially issued to Agent. Agent will be entitled to 5% of the Warrants as an agency fee. Promptly following the earliest of (i) the termination of this Agreement pursuant to
Section 2.6(a), (ii) December 31, 1999 or (iii) such other date as Agent reasonably determines, Agent (after deducting Warrants representing the agency fee) will transfer to each Lender (other than any Defaulting Lender) each Lender's Pro Rata Share of the remaining 1999 Warrants. If the 2000 Warrants are issued, Agent (after deducting Warrants representing the agency fee) will transfer to each Lender (other than any Defaulting Lender) each Lender's Pro Rata Share of the remaining 2000 Warrants.

                        (e) Borrower and Lenders agree that (i) neither any Lender nor any company affiliated with any Lender has rendered any services to Borrower in connection with this Agreement and (ii) the Warrants are not being issued as compensation for services rendered.


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5.      CONVERSION OPTION.

                        (a) In the event of a sale of Series D Preferred Stock, each Lender (other than any Defaulting Lender) will have the right to convert up to his Pro Rata Share of $2,000,000 (or the outstanding aggregate principal balance of the Loans if less than $2,000,000 is outstanding) into shares of Series D Preferred Stock (such rights are referred to as the "Conversion Option"). Any Defaulting Lender's Conversion Option shall be allocated pro rata among the Non-Defaulting Lenders. The Conversion Option of any Lender who elects not to convert his Pro Rata Share shall be allocated among the other Lenders pro rata based upon their outstanding Loans or as otherwise agreed among those Lenders who desire to convert a portion of their Loans into Series D Preferred Stock. Agent shall notify Borrower of the manner in which the Conversion Option is to be allocated among the Lenders.

                        (b) The share price used to determine the conversion will be the price to be paid by other purchasers of the Series D Preferred Stock. To the extent that any Lender is an existing shareholder of Borrower, any Loans converted into Series D Preferred Stock will not impact the rights of participation such shareholders may currently have as holders of Series B or Series C Preferred Stock. In other words, Series D Preferred Stock issueable upon conversion of Loans will be in addition to shares of Series D Preferred Stock that any Lender may otherwise be entitled to purchase individually in a Series D Preferred Stock sale.

6.      THE AGENT.

        6.1     APPOINTMENT.

        Agent shall have authority to act on behalf of Lenders and shall act as the sole contact with Borrower with respect to the administration of the Loans, including, without limitation, for purposes of receiving payments and notices under the Loan Documents. No Lender shall contact Borrower with respect to the administration of the Loans. Each Lender hereby appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender authorizes the Agent, in such capacity, to take such action on his behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

        6.2     EXCULPATORY PROVISIONS.

        Neither the Agent nor any of its shareholders, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except for its or such person's own fraud or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or any representative thereof contained in this Agreement or any other Loan


                                       6.
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Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

        6.3     RELIANCE BY AGENT.

        The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower). The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or such other requisite Lenders as may be expressly required by any Loan Document) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or such other requisite Lenders as may be expressly required by any Loan Document), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

        6.4     NOTICE OF DEFAULT.

        The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        6.5     NON-RELIANCE ON AGENT AND OTHER LENDERS.

        Each Lender expressly acknowledges that neither the Agent nor any of its shareholders, officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender and that no act by the Agent previously or hereafter taken shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that he has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as he has deemed appropriate, made his own appraisal of and investigation into the business, operations, property, financial and other


                                       7.
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condition and creditworthiness of Borrower and made his own decision to make
Loans hereunder and enter into this Agreement. Each Lender also represents that he will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as he shall deem appropriate at the time, continue to make his own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as he deems necessary to inform himself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of the Agent or any of its shareholders, officers, directors, employees, agents, attorneys-in-fact or affiliates.

        6.6     INDEMNIFICATION.

        The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Committed Line has terminated and all outstanding Loans have been repaid, ratably in accordance with such Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's fraud or willful misconduct. The agreements in this Section 6.6 shall survive the payment of the Obligations.

        6.7     SUCCESSOR AGENT.

        The Agent may resign as Agent upon 30 days' notice to the Lenders and Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                       8.

        6.8     AGENT'S SHAREHOLDER IN HIS INDIVIDUAL CAPACITY.

        The Lenders acknowledge that:

                        (a) The Agent's sole shareholder, Robert D. Shurtleff, Jr. ("RDS"), is also a shareholder and director of Borrower.

                        (b) In the event there is a conflict between RDS' fiduciary duties as a director and Agent's responsibilities hereunder, RDS shall be entitled to take or omit to take such actions as may be required to fulfill his fiduciary duties, including, if appropriate, causing Agent to resign hereunder.

                        (c) In his capacity as a director of Borrower, RDS may gain access to information about Borrower that is not otherwise available to the Lenders and, except as otherwise specifically provided in Sections 6.4 or 6.5, Agent is under no obligation to provide such information to any Lender.

        6.9     AGENCY FEES.

        All earnings on the account maintained by the Agent pursuant to Section 2.1.1(c) shall be for the account of Agent. In addition, as compensation for its agreement to serve in such capacity, Agent shall be entitled to five percent (5%) of all Warrants issued to Agent pursuant to Section 4.1(d) of this Agreement. Agent may transfer any Warrants so received to its sole shareholder, RDS. Any such Warrants will be in addition to Warrants to which RDS may be entitled as a Lender.

7.      REPRESENTATIONS AND WARRANTIES OF BORROWER

        Borrower represents and warrants as follows:

        7.1     DUE ORGANIZATION AND AUTHORIZATION.

        Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where failure to so qualify would reasonably be expected to cause a Material Adverse Change.

        The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate and shareholder action, and do not conflict with Borrower's formation documents or any agreement with Borrower's shareholders, nor conflict with or constitute an event of default under any financing agreement or other material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to cause a Material Adverse Change.

        As of the Closing Date, Borrower has no Subsidiaries.


                                       9.

        7.2     LITIGATION.

        Except as shown in Schedule 7.2 attached hereto, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary.

        7.3     SOLVENCY.

        As of the Closing Date, (a) the fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and (b) Borrower is able to pay its debts (including trade debts) as they mature.

        7.4     REGULATORY COMPLIANCE.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary have timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves on its books under generally accepted accounting principles. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary (a) to continue its business as currently conducted except where the failure to do so would not reasonably be expected to cause a Material Adverse Change and (b) to the execution, delivery and performance of the Loan Documents by Borrower.

        7.5     FULL DISCLOSURE.

        No representation, warranty or other statement of Borrower in any certificate or written statement given to Agent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such certificates or written statements not misleading in any material respect. It being understood by Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that the actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

        7.6     OFFERING.

        Assuming the accuracy of the representations and warranties of the Lenders contained in Section 10 hereof, the offer, issue, and sale of the Notes and Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and have been registered or qualified (or are exempt from registration


                                      10.

and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

8.      AFFIRMATIVE COVENANTS

        Borrower will do all of the following:

        8.1     COMPLIANCE.

        Borrower will maintain its and each Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to (a) have a material adverse effect on Borrower's business or operations or (b) cause a Material Adverse Change.

        8.2     TAXES.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments, unless contested in good faith with adequate reserves on its books under generally accepted accounting principles, and will deliver to Agent, on demand, appropriate certificates attesting to the payment.

        8.3     INSURANCE.

        Borrower will keep its business insured with companies, for risks and in amounts, as the officers of Borrower, in the exercise of their reasonable judgment, deem to be adequate. At Agent's request, Borrower will deliver certified copies of policies and evidence of all premium payments.

        8.4     FURTHER ASSURANCES.

        Borrower will promptly execute and deliver to Agent any further instruments and documents and take further action as Agent reasonably requests to effect the purposes of this Agreement.

        8.5     FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES.

                        (a) Borrower will, within thirty (30) days' of the end of each fiscal quarter, deliver to Agent (with sufficient copies for each Lender) (a) unless publicly available the unaudited consolidated balance sheet and unaudited consolidated statement of income and cash flows of Borrower and its Subsidiaries as of the end of such fiscal quarter, and (b) a Compliance Certificate in the form of Exhibit D signed by a Responsible Officer.

                        (b) Borrower will, within ninety (90) days' of the end of each fiscal year, deliver to Agent (with sufficient copies for each Lender) the audited consolidated balance sheet and statement of income and cash flows of Borrower and its Subsidiaries as of the end of such


                                      11.

fiscal year, unless such balance sheet and statement of income and cash flows is publicly available.

                        (c) Borrower will, promptly deliver to Agent, such other information regarding Borrower and its Subsidiaries as Agent may reasonably request.

9.      NEGATIVE COVENANTS

        Borrower will not do any of the following:

        9.1     COMPLIANCE.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to (a) have a material adverse effect on Borrower's business or operations or (b) cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

        9.2     LIENS; INDEBTEDNESS; INVESTMENTS.

                        (a) Borrower will not, nor permit any of its Subsidiaries to, create or suffer to exist against any of its assets or properties any Lien, except Permitted Liens.

                        (b) Borrower will not, nor permit any of its Subsidiaries to, incur any Indebtedness, except Permitted Indebtedness.

                        (c) Borrower will not, nor permit any of its Subsidiaries to, make any loan or capital contribution to, acquire any security of, or otherwise make any investment in any person, except for Permitted Investments.

        9.3     LIMITATION ON ACTIVITIES OF BORROWER AND SUBSIDIARIES.

        Borrower will not, nor permit any of its Subsidiaries to, engage in any business or activity of any kind other than the lines of business engaged in or proposed to be engaged in by Borrower as of the Closing Date.

10.     REPRESENTATIONS AND WARRANTIES OF LENDERS.

        10.1    PURCHASE FOR OWN ACCOUNT.

        Each Lender represents that he is acquiring the Notes, the equity securities issuable upon conversion of the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants (collectively, the "Securities") solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any


                                      12.

participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

        10.2    INFORMATION AND SOPHISTICATION.

        Each Lender acknowledges that he has received all the information he has requested from Borrower and he considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender represents that he has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Lender. Each Lender further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of this investment.

        10.3    ABILITY TO BEAR ECONOMIC RISK.

        Each Lender acknowledges that investment in the Securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

        10.4    FURTHER LIMITATIONS ON DISPOSITION.

        Without in any way limiting the representations set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until:

                        (a) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                        (b) The Lender shall have notified Borrower of the proposed disposition and shall have furnished Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Borrower, such Lender shall have furnished Borrower with an opinion of counsel, reasonably satisfactory to Borrower, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

                        (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary (i) to the extent a disposition is permitted pursuant to the terms of the Securities without a registration statement or opinion or (ii) for transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Lenders hereunder.

        Nothing in this Section 10.4 or any other provision of this Agreement shall limit or restrict the right of the Agent to transfer the Warrants as contemplated in Section 4.1(d) or Section 6.9 or the right to reallocate the Conversion Option as provided in Section 5(a), and no registration statement or opinion shall be required in connection with any such transfer or reallocation.


                                      13.

        10.5   ACCREDITED INVESTOR STATUS.

        Each Lender is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

        10.6    FURTHER ASSURANCES.

        Each Lender agrees and covenants that he will promptly execute and deliver to Borrower such further instruments and documents and take such further action as Borrower may reasonably require in order to carry out the full intent and purpose of this Agreement.

        10.7    DISCLOSURE OF FINANCIAL INFORMATION

        Lenders will provide such statements, documents and other information to Borrower, as Borrower shall reasonably request to establish the liquidity of Lenders. This information shall be kept confidential by Borrower, provided that Borrower may disclose such information to Silicon Valley Bank or, with the consent of Lenders, to any other third parties inquiring about the liquidity of Borrower, or as otherwise required by law, regulation or governmental order.

11.     EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

                        (a) Borrower fails to pay when and as required under the Loan Documents any amounts owed to Lenders by Borrower under the Loan Documents;

                        (b) Any representation or warranty by Borrower made in any Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower, furnished at any time under the Loan Documents, is incorrect in any material respect on or as of the date made or deemed made; provided, however, that Borrower shall have 30 days after written notice thereof is given to Borrower by Agent to remedy the circumstances that caused the representation or warranty to be incorrect;

                        (c) Borrower fails to perform or observe any covenant contained in the Loan Documents, and such default shall continue unremedied for a period of 30 days;

                        (d) Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days; or

                        (e) Borrower defaults in the payment of any Indebtedness owed to Silicon Valley Bank or defaults in the performance of any other covenant under such Indebtedness and, in either case, Silicon Valley Bank accelerates the maturity of such Indebtedness.


                                      14.

12.     LENDERS' RIGHTS AND REMEDIES

        12.1    RIGHTS AND REMEDIES.

        When an Event of Default occurs and continues the Agent may, with the written consent of the Majority Lenders, do any or all of the following:

                        (a) Declare all Obligations immediately due and payable; and

                        (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement and/or declare the Committed Line to be terminated.

        12.2    REMEDIES CUMULATIVE.

        Lenders' and the Agent's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lenders and the Agent have all rights and remedies provided by law, or in equity. Lenders' or the Agent's exercise of one right or remedy is not an election, and Lenders' or the Agent's waiver of any Event of Default is not a continuing waiver. Lenders' or the Agent's delay in exercising any right or remedy is not a waiver, election, or acquiescence. No waiver is effective unless made in accordance with Section
16.4 and then is only effective for the specific instance and purpose for which it was given.

        12.3    DEMAND WAIVER.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lenders or the Agent on which Borrower is liable.

13.     INDEMNIFICATION OF AGENT AND LENDERS.

        Borrower will pay, indemnify and hold the Agent, the Lenders and their affiliates and their respective directors, officers, employees and agents, and each other person controlling any of the foregoing (within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (collectively, the "Indemnified Parties") harmless from and against any and all claims made by any person which give rise to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever against any of the Indemnified Parties with respect to or arising out of or in connection with the Loan Documents, the Loans or any investigation, litigation or proceeding otherwise related to the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "Indemnified Matters"); provided that Borrower shall have no liability hereunder with respect to Indemnified Matters arising solely from the grossly negligent acts or willful misconduct of any person seeking indemnification.


                                      15.

14.     NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth next to the name of such party on the signature pages of this Agreement. A party hereto may change its notice address by giving the other parties hereto written notice.

15.     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Agent and each Lender submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

        BORROWER, AGENT AND EACH LENDER WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

        EACH PARTY HERETO AGREES THAT IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT SEEK FROM ANOTHER PARTY OR BE LIABLE TO ANOTHER PARTY FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES UNDER CONTRACT, TORT OR OTHER THEORY OF LAW.

16.     GENERAL PROVISIONS

        16.1    SUCCESSORS AND ASSIGNS.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without the prior written consent of all Lenders. Lenders have the right, with the prior written consent of Borrower, which shall not be unreasonably withheld, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lenders' obligations, rights and benefits under this Agreement.

        16.2    TIME OF ESSENCE.

        Time is of the essence for the performance of all obligations in this Agreement.

        16.3    SEVERABILITY OF PROVISION.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.


                                      16.

        16.4    AMENDMENTS IN WRITING; INTEGRATION.

                        (a) All amendments to, or any waiver of any term or condition of, this Agreement must be in writing and signed by Borrower and either the Majority Lenders or the Agent, with the written consent of the Majority Lenders, provided that (i) no amendment or waiver shall reduce the amount or extend the scheduled date of maturity of the Obligations, reduce the stated interest rate, increase the amount or extend the expiration date of any Lender's Commitment under the Committed Line, affect the right of any Lender to Warrants or the Conversion Option, amend this Section 16.4 or reduce the percentage specified in the definition of "Majority Lenders", in each case without the written consent of all Lenders, and (ii) no amendment that would affect the rights or duties of Agent shall be effective without the written consent of Agent.

                        (b) This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

        16.5    COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

        16.5    SURVIVAL.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The provisions of Section 6.6 and Section 13 of this Agreement shall survive the payment in full of the Obligations.

        16.6.   CONFIDENTIALITY.

        In handling any confidential information, Lenders and Agent will exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made (i) with the prior written consent of Borrower, not unreasonably withheld, to prospective transferees or purchasers of any interest in the Loans, (ii) as required by law, regulation, subpoena, or other order, and (iii) as necessary for Lenders to exercise their rights under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Lenders' or Agent's possession when disclosed to a Lender or Agent, or becomes part of the public domain after disclosure to a Lender or Agent; or (b) is disclosed to a Lender or Agent by a third party, if such Lender or Agent does not know that the third party is prohibited from disclosing the information.

        16.7    ATTORNEYS' FEES, COSTS AND EXPENSES.

        In any action or proceeding between Borrower and Agent or any Lender arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.


                                      17.

17.     DEFINITIONS

        17.1    DEFINITIONS.

        In this Agreement:

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "AGENT" has the meaning set forth in the preamble of this Agreement.

        "BORROWER" has the meaning set forth in the preamble of this Agreement.

        "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which banks in Seattle, Washington are required or permitted to close.

        "CHANGE OF CONTROL" is a material change in Borrower's ownership of greater that 49%.

        "CLOSING DATE" is the date of this Agreement.

        "COMMENCEMENT DATE" is the date the first Loans are made to Borrower hereunder.

        "COMMITMENT" means the commitment of each Lender to provide a portion of the Committed Line as set forth opposite their names on the attached Schedule 16-A (provided, however, that upon written notice to Borrower, Lenders are entitled to change the pro rata amounts set forth in Schedule 16-A as Lenders may decide among themselves.

        "COMMITTED LINE" is $10,000,000.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreements, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangements.

        "CONVERSION OPTION" has the meaning set forth in Section 5(a).


                                      18.

        "DEFAULT" is an event which, with the giving of notice or the lapse or time or both, would constitute an Event of Default.

        "DEFAULTING LENDER" has the meaning set forth in Section 2.1.1(d).

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "EVENT OF DEFAULT" has the meaning set forth in Section 11.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, (b) reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations and (e) Contingent Obligations.

        "INDEMNIFIED MATTERS" has the meaning set forth in Section 13

        "INDEMNIFIED PARTIES" has the meaning set forth in Section 13.

        "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LENDERS" has the meaning set forth in the preamble of this Agreement.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, the Notes, the Warrants, any guaranties executed by any guarantor of the Borrower's Obligations, and any other present or future agreement between Borrower and/or for the benefit of any Lender in connection with this Agreement, all as amended, extended or restated.

        "LOANS" has the meaning set forth in Section 2.1.1.

        "MAJORITY LENDERS" is Lenders holding in the aggregate Pro Rata Shares of more than 50%.

        "MATERIAL ADVERSE CHANGE" is a material impairment of the prospect of repayment of any of the Obligations.

        "MATURITY DATE" is the earlier to occur of (a) the date six (6) months after the Commencement Date; provided, however, that if the closing of the Borrower's initial public offering or the closing of the Borrower's first Private Equity Financing has not occurred prior to


                                      19.

the date six (6) months after the Commencement Date, and subject to the condition precedent set forth in Section 4.1 (b) hereof and delivery by a Responsible Officer of a certification to the effect that no Default or Event of Default has occurred and is continuing, Borrower may, at its option, extend the maturity date for an additional six (6) month period and (b) the date on which the Obligations are declared to be immediately due and payable pursuant to
Section 12.1.

        "1933 ACT" has the meaning set forth in Section 7.6.

        "1999 WARRANTS" has the meaning set forth in Section 4.1(a).

        "NON-DEFAULTING LENDER" has the meaning set forth in Section 2.1.1(d).

        "OBLIGATIONS" are debts, principal, interest, fees, costs and expenses and other amounts Borrower owes the Agent and the Lenders now or later under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to the Agent or the Lenders.

        "PERMITTED INDEBTEDNESS" is: (a) Indebtedness of Borrower to any Lender or the Agent; (b) Indebtedness of Borrower secured by Permitted Liens; (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business; (d) Indebtedness existing on the date hereof and set forth on the Schedule attached hereto as Schedule 16-B; (e) Subordinated Debt; (f) Indebtedness with respect to capital lease obligations; (g) Indebtedness with respect to trade credit; and (h) extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (a), (d) and (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

        "PERMITTED INVESTMENTS" are:

                        (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

                        (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

                        (c) Investments in certificates of deposit and money market funds;

                        (d)     Auction rate preferred Investments;

                        (e) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

                        (f) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;


                                      20.

                        (g) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time;

                        (h) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                        (i) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                        (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

                        (k) Investments consisting of (i) compensation of employees, officers and directors of Borrower so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower,
(iv) other loans to officers and employees approved by the Board of Directors.

        "PERMITTED LIENS" are: (a) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (b) Liens identified on the schedule attached hereto as Schedule 16-C, (c) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, (d) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof; (e) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower); (f) non-exclusive licenses of intellectual property entered into in the ordinary course of business and licenses, Liens or similar arrangements entered into in connection with joint ventures and corporate collaborations; (g) Liens securing capital lease obligations on assets subject to such capital leases; (h) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and


                                      21.

other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Borrower; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is, for any day, the Prime Rate published from time to time in The Wall Street Journal in its general guide to money rates as the base rate on corporate loans at large United States money center commercial banks (or if said Prime Rate is reported as a range of rates, the highest of such rates). Changes in the Prime Rate shall be effective, for purposes of calculating interest hereunder, or the same date such changes are reported in The Wall Street Journal.

        "PRIVATE EQUITY FINANCING" is any sale of equity securities of Borrower that closes after September 1, 1999 other than a sale of common stock to the public in an initial public offering.

        "PRO RATA SHARE" of any Lender is (a) the ratio (expressed as a percentage) of the aggregate outstanding principal amount of Loans made by such Lender to the aggregate principal amount of all Loans outstanding under this Agreement or (b) if no such Loans are outstanding, the ratio (expressed as a percentage) of such Lender's Commitment to the Committed Line.

        "RDS" has the meaning set forth in Section 6.8(a).

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower or other such person specifically authorized by Borrower and who is identified by written notice from Borrower to the Agent.

        "SCHEDULE" is any attached schedule.

        "SECURITIES" has the meaning set forth in Section 10.1.

        "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to the Lenders pursuant to a subordination agreement in form and substance reasonably satisfactory to the Agent and the Lenders.

        "SUBSIDIARY" is, for any Person, any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "2000 WARRANTS" has the meaning set forth in Section 4.1(b).

        "UNFUNDED AMOUNT" has the meaning set forth in Section 2.1.1(c).


                                      22.

        "WARRANTS" has the meaning set forth in Section 4.1(b).

18.     NOTICE UNDER WASHINGTON LAW.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                                      23.

BORROWER:

INTERNAP NETWORK SERVICES CORPORATION

/s/ PAUL E. MCBRIDE
------------------------------------------
Print Name: Paul E. McBride
Title: Chief Financial Officer and
       Vice President of Finance


LENDERS:


/s/ ROBERT D. SHURTLEFF, JR.
------------------------------------------
ROBERT D. SHURTLEFF, JR.

/s/ DAVID CORNFIELD
------------------------------------------
DAVID CORNFIELD

/s/ DAN NEWELL
------------------------------------------
DAN NEWELL

/s/ RICHARD SAADA
------------------------------------------
RICHARD SAADA

/s/ PAUL CANNIFF
------------------------------------------
PAUL CANNIFF

/s/ ROBERT J. LUNDAY, JR.
------------------------------------------
ROBERT J. LUNDAY, JR.

/s/ TODD WARREN
------------------------------------------
TODD WARREN



AGENT:

S. L. PARTNERS, INC.

/s/ ROBERT D. SHURTLEFF, JR.
------------------------------------------
ROBERT D. SHURTLEFF, JR.
TITLE: MANAGING PARTNER


                                      24.

                                    EXHIBIT B
                       FORM OF CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT B

                       FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$_______________                                             September ___, 1999
                                                        ____________, Washington

        For value received InterNAP Network Services Corporation, a Washington corporation ("PAYOR") promises to pay to ____________________ or its assigns ("HOLDER") the principal sum of $___________, or if less, the aggregate unpaid principal amount of all Advances (as defined in the Credit Agreement referred to below) made by Holder to Borrower under the Credit Agreement, with interest on the unpaid principal balance at the rates and payable at the times provided in the Credit Agreement.

        1. CREDIT AGREEMENT PROVISIONS. This Convertible Promissory Note (this "NOTE") is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of a certain Credit Agreement among Payor, Holder, other Lenders thereto and Agent, dated of even date herewith (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        2. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause such Holder to be a shareholder of the Company for any purpose.

        3. PRIORITY OF NOTE. This Note is one of a series of Convertible Promissory Notes (the "NOTES") aggregating up to $10,000,000 in face amount. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the original principal amount of outstanding indebtedness represented thereby

        4. CONVERSION. In the event that Payor issues and sells shares of its Series D Preferred Stock (the "SERIES D STOCK") to investors, then Holder (unless Holder is a Defaulting


                                       1.

Lender) and each other Lender (other than Defaulting Lenders) will have the right, in accordance with and subject to the terms and conditions contained in the Credit Agreement and the Notes, to convert up to his Pro Rata Share of $2,000,000 (or the outstanding aggregate principal balance of the Loans of all Lenders if less than $2,000,000) into Series D Stock.

        5. WAIVER OF NOTICE. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

        6. LAW GOVERNING. The terms of this Note shall be construed in accordance with the laws of the State of Washington, as applied to contracts entered into by Washington residents within the State of Washington, which contracts are to be performed entirely within the State of Washington.

        7. AMENDMENT. Any term of this Note may be amended or waived only in accordance with Section 16.4 of the Credit Agreement.

        8. PREPAYMENT. The Company may at any time, without penalty, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note.

        9. RESTRICTIONS ON TRANSFER. This Note and the Conversion Stock issuable upon its conversion have not been registered or qualified under federal or state securities laws. Accordingly, the representations, warranties and agreements made by Holder in Section 10 of the Credit Agreement, including limitations on transfer, shall be deemed included herein and shall pertain to this Note and the Series D Stock issuable hereunder as though fully set forth herein.

        10. HEADINGS. The headings in this Note are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

        11. NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.




                                       INTERNAP NETWORK SERVICES CORPORATION

                                       By: ___________________________________
                                       Print Name: ___________________________
                                       Title: ________________________________


                                       2.

                                    EXHIBIT C
                                 FORM OF WARRANT

                                    EXHIBIT C

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                      INTERNAP NETWORK SERVICES CORPORATION

                        WARRANT FOR THE PURCHASE OF STOCK

No. [1999-C__/2000-C]*                                            100,000 Shares

        FOR VALUE RECEIVED, INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation (the "Company"), with its principal office at 601 Union Street, Suite 1000, Seattle, WA 98101, hereby certifies that S.L. PARTNERS, INC., as agent (the "Agent") under the Credit Agreement dated as of September 23, 1999 (the "Credit Agreement") among the Company, the lenders party thereto and the Agent, as agent for such lenders ("Holder"), or its assigns, in consideration for a loan and other financial accommodations, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time on or before 5:00 p.m. (Washington Time) [December 31, 2004/Insert date 5 years from date of issuance of 2000 Warrants]* (the "Expiration Date"), the number set forth above of fully paid and nonassessable shares of common stock of the Company (the "Common Stock") or Preferred Stock (as defined below), subject to adjustment as hereinafter provided. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        In the event that the closing of the initial public offering of the Common Stock (the "Initial Public Offering") occurs prior to the Company's next private equity financing (the "Next Round"), Holder may purchase such number of shares of Common Stock at a purchase price (the "Offering Price") per share (as adjusted pursuant to Section 5 hereof) equal to the offering price of the Company's Common Stock in the Initial Public Offering. In the event that the Next Round occurs prior to the Initial Public Offering, Holder may purchase such number of shares of


--------
* Insert, as appropriate


                                       1.

the same series and class and bearing the same rights, preferences, and privileges, of such shares of preferred stock issued in connection with the Next Round (the "Preferred Stock") at a purchase price (the "Preferred Price") per share (as adjusted pursuant to Section 5 hereof) equal to the price to be paid by the purchasers of Preferred Stock in the Next Round.

        The shares of Common Stock or Preferred Stock deliverable upon the exercise of this Warrant, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares." The applicable purchase price of the Warrant Shares is sometimes hereinafter referred to as the "Exercise Price."

        The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The terms "Common Stock" and "Preferred Stock" shall mean the aforementioned Common Stock and Preferred Stock of the Company, respectively, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

        SECTION 1. EXERCISE OF WARRANT.

                (a) This Warrant may be exercised in whole or in part on any business day on or prior to the Expiration Date. This Warrant shall be exercised, if at all, by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                (b) In addition to and without limiting the rights of Holder under any other terms set forth herein, Holder shall have the right, upon written request by Holder delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part on or before the Expiration Date, for the number of Warrant Shares having an aggregate current market price on the date of such exchange (determined as provided in Section 5(b) below) equal to the difference between (a) the aggregate current market price on the date of such exchange (determined as aforesaid) of a number of Warrant Shares designated by Holder, and (b) the aggregate Exercise Price Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of Warrant Shares and, if a balance of purchasable Warrant Shares remains


                                       2.

after such exchange, the Company shall execute and deliver to Holder a new Warrant evidencing the right to purchase such balance of Warrant Shares; provided, that no fractional shares shall be issuable upon such exchange, and if the number of Warrant Shares determined in accordance with the foregoing formula is other than a whole number, the Company shall pay Holder an amount by check, determined in accordance with the provisions of Section 3.

        SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or Preferred Stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's Articles of Incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

        SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of a Warrant Share upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

                The current market price of a Warrant Share for purposes of this
Section 3 is determined as provided in Section 5(c) below.

        SECTION 4. ASSIGNMENT OR LOSS OF WARRANT

                (a) Except as provided in Section 8, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 8, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

                (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        SECTION 5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:


                                       3.

                (a) Adjustment for Failure to Fund Loan Requests. In the event that Lenders fail to fund all or any portion of any Loan request made by Borrower in accordance with the Credit Agreement, and provided that the conditions set forth in Section 3.1 of the Credit Agreement as to the initial Loan and Section 3.2 of the Credit Agreement as to all subsequent Loans have been met, then the number of shares that may be purchased pursuant to this Warrant (other than the 5% portion allocated to the Agent pursuant to the Credit Agreement as compensation for its agreement to serve in such capacity, which 5% portion shall not be affected by this Section 5(a)) shall be reduced by a percentage calculated by dividing (1) the portion of all Loan requests not funded by (2) the aggregate of all Loan requests made by Borrower. For example, if the aggregate of all Loan requests made by Borrower was $4,000,000, and Lenders failed to fund $1,000,000 of that amount, then the number of shares that could be purchased pursuant to this Warrant would be reduced to 71,250 ((100,000
- 5,000) x .75).

                (b) Adjustment for Change in Capital Stock. If at any time after the date of this Warrant, the Company:

                        (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                        (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                        (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                        (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                        (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.

                The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                (c) Current Market Price. The current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question or, if the Common Stock shall not have been traded for such thirty (30) consecutive trading days, such period of time up to thirty (30) trading days. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the Nasdaq National Market nor on a


                                       4.

national securities exchange, the price referred to above shall be the price reflected on the Nasdaq National Market, or if the Common Stock is not then traded on the Nasdaq National Market, the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function or, if the Common Stock is not then traded on the over the counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, the price referred to above shall be the fair market value as determined by the Company's Board of Directors. The current market price per share of Preferred Stock on any date shall be the fair market value as determined by the Company's Board of Directors.

                (d) Minimum Adjustment. No adjustment in the Exercise Price of this Section 5 shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($.25) in such Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest share, as the case may be.

                (e) Deferral of Issuance or Payment. In any case in which an event covered by this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

                (f) When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent this Warrant becomes exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

                (g)     Notice of Certain Actions. In the event that:

                        (1) the Company shall authorize the issuance to all holders of its Common Stock or Preferred Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its capital stock or of any other subscription rights, warrants, options or convertible securities; or

                        (2) the Company shall authorize the distribution to all holders of its Common Stock or Preferred Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (b) of this Section 5 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

                        (3) the Company shall authorize any capital reorganization or reclassification of the Common Stock or Preferred Stock (other than a subdivision or


                                       5.

combination of the outstanding Common Stock or Preferred Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock or Preferred Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

                        (4) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

                        (5) the Company proposes to take any action (other than actions of the character described in subsection (b) of this Section 5) that would require an adjustment of the Exercise Price pursuant to this Section 5;

then the Company shall cause to be mailed by first-class mail to Holder at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock or Preferred Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock or Preferred Stock of record shall be entitled to exchange their shares of Common Stock or Preferred Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                (h) No Adjustment Upon Exercise of Warrant. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of this Warrant.

        SECTION 6. OFFICERS' CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 5, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by Holder.

        SECTION 7. MERGER, CONSOLIDATION, SALE, REORGANIZATION OR LIQUIDATION. Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Company (collectively, a "Reorganization") prior to the Expiration Date, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock or Preferred Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that the Company shall have delivered to the Holder notice of the Reorganization in accordance with


                                       6.

Section 5 above and that the Holder shall have the right immediately prior to the Reorganization to exercise this Warrant.

        SECTION 8. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities and blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

        Notwithstanding the foregoing no registration statement or opinion of counsel shall be required in connection with (i) the transfer by the Agent of this Warrant as provided in Section 4.1(d) or Section 6.9 of the Credit Agreement, all such transfers being permitted without obtaining the consent of the Company or (ii) the transfer by a Holder of this Warrant or the Warrant Shares to any family member or any trust for the benefit of such Holder or any family member of such Holder.


                                       7.

        SECTION 9. REGISTRATION RIGHTS.

                (a) Registrable Securities. If at any time prior to the Expiration Date, the Company shall determine to register any of its Common Stock, for its own account or for the account of others on a Registration Statement on Form S-1 or Form S-3, the Company will:

                        (1) promptly give Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities); and

                        (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all shares of Common Stock of the Company obtained upon exercise of this Warrant (the "Registrable Securities") specified in a written request or requests by Holder, received by the Company within twenty (20) days after such written notice is given, requesting inclusions in such registration; provided that if the Holder decides not to include all the Registrable Securities in any such registration statement, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, upon the terms and conditions set forth herein .

                (b) Underwriting. (1) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 9(a)(1). In such event, the right of Holder to registration pursuant to this Section 9 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein.

                        (2) Holder shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all the Registrable Securities from such registration and underwriting. If the underwriter makes a determination to exclude some or all of the Registrable Securities from a registration and underwriting, the Holder's registration rights under this Section 9 shall be subject to the priority given to the registration rights set forth in Section 2 of that certain Amended and Restated Investor Rights Agreement, dated January 28, 1999, by and among the Company and the investor parties named therein, as amended (the "Investor Rights Agreement"). However, the Holder's registration rights under this Section 9 shall have priority over any registration rights given to purchasers of capital stock of the Company in the Next Round or any equity financing subsequent to the Next Round. If this Warrant is assigned in whole or in part to more than one person and less than all of the Registrable Securities are included in the registration and underwriting, the number of Registrable Shares to be included shall be allocated among the holders of Warrants based on the total number of shares of Common Stock subject to the Warrants.


                                       8.

                        (3) If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                (c) Registration Expenses. The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) for the Form S-1 or Form S-3 registration.

                (d) Limitations on Transfer. If requested by the underwriters, Holder, or any assignee of Holder, will not sell or otherwise transfer or dispose of any securities of the Company held by Holder for a period of up to one hundred eighty (180) days following a public offering by the Company of its capital stock.

                (e) Amendments and Supplements; Prospectus. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (1) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (2) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (f) Indemnification. (1)The Company will indemnify Holder, each of Holder's officers, directors, partners and agents, and each person controlling Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 9, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation (or alleged violation) by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse Holder, each of its officers, directors, partners and agents, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue


                                       9.

statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by Holder or such underwriter and stated to be specifically for use therein.

                        (2) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such holder, each of its directors, officers, and partners and agents and each person controlling such other holder, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, its directors, officers, legal counsel, accountants, underwriters, control persons and such other holders and each such holder's directors, officers, partners, agents and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder hereunder shall be limited to an amount equal to the proceeds to Holder for Registrable Securities sold as contemplated herein.

                        (3) Each party entitled to indemnification under this Section 9(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at the Indemnified Party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 9(f) only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional


                                      10.

term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                        (4)     If the indemnification provided for in this
Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                        (5) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                (g) Survival. The obligations of the Company and the Holders under this Section 9(f) shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

                (h) Assignment Of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned by Holder to a transferee or assignee of Registrable Securities which
(a) previously holds Registrable Securities, or (b) is Holder's family member or a trust for the benefit of Holder or a family member of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Warrant.

                (i) Investor Rights Agreement. The Company and Holder hereby agree to use their best efforts to amend the Investor Rights Agreement or to supersede the Investor Rights Agreement with another agreement containing substantially the same terms and conditions, to include Holder as a party thereto and to thereby cause Holder to have the rights and be subject to the terms and conditions set forth therein in respect of the Warrant Shares; provided, however, that Holder's registration rights shall continue to be limited in the manner described in Section 9(b)(2) of this Warrant. Upon the Holder being a party to the Investor Rights Agreement or such other agreement as shall supersede it, this Section 9 shall be rendered inoperative and shall be of no further force or effect.


                                      11.

        SECTION 10. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

        SECTION 11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

        SECTION 12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington, without regard to its conflicts of laws principles.

        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of September ___, 1999.

                                  INTERNAP NETWORK SERVICES CORPORATION

                                  By: /s/ PAUL E. MCBRIDE
                                     -------------------------------------------
                                  Print Name: Paul E. McBride
                                             -----------------------------------

                                  Title: Chief Financial Officer and
                                         Vice President of Finance
                                        ----------------------------------------


                                      12.